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                                                                  EXHIBIT 10.7

                                PERSONAL CHOICE
                       IN RECOGNITION OF YOUR LEADERSHIP

Vlasic Foods International depends on you for a great many things. Our shareowners look to you to guide the Company through increasingly challenging times. And your employees count on you to set the direction, tone and example for how we do business.

To reward you for your contributions to the Company, Vlasic Foods International offers Personal Choice. It signals the Company's appreciation for your leadership and commitment and is designed to make your life a little easier to manage.

This brochure offers a brief description of the program - how it works, what it offers, and how you use it.

So, please spend a few minutes reviewing the information here. Then take advantage of the additional rewards that accompany the challenge of your leadership position.
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HOW THE PROGRAM
WORKS

FOR EXECUTIVES ONLY

Personal Choice is a special program that is available only to the executive team of Vlasic Foods International. Your participation in the program is a reflection of your position in the Company, and all the unique challenges that come with it.

SUPPLEMENTAL COMPENSATION BY LEVEL

Personal Choice provides you with access to supplemental compensation above and beyond the total compensation you receive as a Vlasic International Foods executive.

Your level of participation depends on your level of responsibility within the Company. The greater your responsibility at Vlasic International Foods, the higher your Personal Choice compensation.

The Company provides different amounts for each of the three executive groups that qualify for participation in Personal Choice, as follows:

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
          GROUP III         LEVEL 50 AND ABOVE            $32,000

          GROUP II          LEVEL 44-48                   $20,000

          GROUP I           LEVELS 40-42                  $10,000
        -----------------------------------------------------------

FLEXIBILITY IS THE KEY

Personal Choice gives you the flexibility to choose how your supplemental compensation is spent. You may use your Personal Choice amount for any personal expenses described in the Personal Choice menu, or any other personal expenses you may choose.

Under this approach, you tailor the program to fit your lifestyle, preferences and needs. And, you help ensure that the Company's contribution is applied toward those items that you and your family value most.

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PERSONAL CHOICE
SUGGESTED MENU


AUTO PURCHASE OR LEASING

AUTOMOBILE SECURITY SYSTEM

CHILD CARE - If you maintain a Dependent Care Spending Account and have a sufficient balance, you'll probably want to submit eligible expenses to that account. The reason for this is that reimbursements from the Dependent Care Spending Account are made on a before-tax basis.

DINING/UNIVERSITY CLUB

EXERCISE EQUIPMENT

FINANCIAL PLANNING AND TAX PREPARATION

HEALTH/FITNESS CONSULTANT

HEALTH/SPORTS CLUB MEMBERSHIP

HOME COMPUTERS

HOME MAINTENANCE SERVICES

LEGAL SERVICES

PERSONAL EXCESS LIABILITY INSURANCE

RESIDENTIAL SECURITY SYSTEM OR SERVICE

SOCIAL CLUB

SPOUSAL/FAMILY CLUB MEMBERSHIPS

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HOW YOU WILL RECEIVE
YOUR PERSONAL CHOICE
AMOUNT

At the beginning of each fiscal quarter, the Company will make a lump sum taxable Personal Choice payment to you of 25% of your Personal Choice account. You can use this payment to purchase any of the suggested Personal Choice menu items, or for any other purpose. This payment will be made to eligible Personal Choice participants who are active employees at the beginning of the quarter.

If you become eligible for Personal Choice after the beginning of the quarter, your Personal Choice payments will begin with the next fiscal quarter.

Your Personal Choice account is not included as compensation in the calculation of pensionable earnings or any other pay-related benefits.

YOUR PERSONAL CHOICE COMPENSATION
IS TAXABLE

Your Personal Choice compensation is taxable, which means that, according to current tax law:

 . Your gross Personal Choice payments will be included as taxable income in your W-2 statement each year, and will be subject to federal, state, and local taxes; and

 . Your gross Personal Choice payments will be subject to 28% federal income tax withholding (the supplemental rate), as well as withholding for employment taxes and state and local taxes, where applicable.

The payments you will receive each quarter will be net of tax withholdings.

(Keep in mind: Certain amounts may be deductible on your income return for the year in which you pay them - for example, the amount you pay for income tax preparation.)

IF YOUR ASSIGNMENT CHANGES . . .

If you are promoted during the fiscal year and become newly eligible for participation in the program, or qualify for a higher reimbursement level, the reimbursement amount that applies to your new level will be effective for the next quarterly payment following your promotion.

If you retire or terminate during the year, you will receive no further quarterly payments after your termination date.

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IF YOU HAVE
QUESTIONS

If you have questions at any time about the program, contact the Human Resources Department.

The material in this brochure is presented to you by Vlasic Foods International for information purposes only. It is designed to help you understand the Personal Choice supplemental compensation program for Vlasic Foods International executives, but it creates no contract between you and Vlasic Foods International. The final decision as to your eligibility for Personal Choice is at the discretion of Vlasic Foods International.

The program is subject to change from time to time, and may be discontinued at any time, at the sole discretion of the Company.